EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2017

NEW YORK, Aug. 07, 2017 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ:PNNT) announced today financial results for the third fiscal quarter ended June 30, 2017.

HIGHLIGHTS
Quarter ended June 30, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,098.90
Net assets	$652.2
Net asset value per share	$9.18

Credit Facility	$75.9
2019 Notes	$253.4
SBA debentures	$220.6

Yield on debt investments at quarter-end	11.8%

Operating Results:
Net investment income	$12.5
GAAP net investment income per share	$0.18
Credit Facility amendment costs per share	$0.05
Core net investment income per share (1)	$0.23
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$89.1
Sales and repayments of investments	$199.1

Number of new portfolio companies invested	2
Number of existing portfolio companies invested	6
Number of portfolio companies at quarter-end	53

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding the costs associated with amending our multi-currency, senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 8, 2017

PennantPark Investment Corporation (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, August 8, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 737-3705 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4760. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 22, 2017 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #5951196.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2017, our portfolio totaled $1,098.9 million and consisted of $464.5 million of senior secured debt, $385.0 million of second lien secured debt, $120.9 million of subordinated debt and $128.5 million of preferred and common equity. Our debt portfolio consisted of 85% variable-rate investments (including 24% where the London Interbank Offered Rate, or LIBOR, was below the floor) and 15% fixed-rate investments. As of June 30, 2017, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $56.4 million as of June 30, 2017. Our overall portfolio consisted of 53 companies with an average investment size of $20.7 million, had a weighted average yield on interest bearing debt investments of 11.8% and was invested 42% in senior secured debt, 35% in second lien secured debt, 11% in subordinated debt and 12% in preferred and common equity.

As of September 30, 2016, our portfolio totaled $1,153.7 million and consisted of $397.1 million of senior secured debt, $425.4 million of second lien secured debt, $177.6 million of subordinated debt and $153.6 million of preferred and common equity. Our debt portfolio consisted of 78% variable-rate investments (including 72% where LIBOR was below the floor) and 22% fixed-rate investments. As of September 30, 2016, we had four companies on non-accrual, representing 5.3% and 2.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $100.3 million as of September 30, 2016. Our overall portfolio consisted of 56 companies with an average investment size of $20.6 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 35% in senior secured debt, 37% in second lien secured debt, 15% in subordinated debt and 13% in preferred and common equity.

For the three months ended June 30, 2017, we invested $89.1 million in two new and six existing portfolio companies with a weighted average yield on debt investments of 10.6%. Sales and repayments of investments for the three months ended June 30, 2017 totaled $199.1 million. For the nine months ended June 30, 2017, we invested $378.8 million in 14 new and 20 existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the nine months ended June 30, 2017 totaled $465.4 million.

For the three months ended June 30, 2016, we invested $90.5 million in eight existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the three months ended June 30, 2016 totaled $103.1 million. For the nine months ended June 30, 2016, we invested $307.3 million in six new and 18 existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the nine months ended June 30, 2016 totaled $304.1 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2017 and 2016.

Investment Income

Investment income for the three and nine months ended June 30, 2017 was $31.1 million and $96.7 million, respectively, and was attributable to $14.0 million and $42.3 million from senior secured loans, $12.0 million and $37.7 million from second lien secured debt and $5.1 million and $16.7 million from subordinated debt, preferred and common equity, respectively. This compares to investment income for the three and nine months ended June 30, 2016, which was $35.5 million and $109.9 million, respectively, and was attributable to $14.3 million and $46.7 million from senior secured loans, $14.9 million and $46.2 million from second lien secured debt and the remainder from subordinated debt, preferred and common equity, respectively. The decrease in investment income compared with the same periods in the prior year was primarily due to a lower yielding portfolio.

Expenses

Net expenses for the three and nine months ended June 30, 2017 totaled $18.6 million and $53.0 million, respectively. Base management fee for the same periods totaled $4.9 million (after a base management fee waiver of $0.9 million) and $15.4 million (after a base management fee waiver of $3.0 million), incentive fee totaled $1.2 million (after an incentive fee waiver of $0.2 million) and $7.0 million (after an incentive fee waiver of $1.3 million), debt related interest and expenses totaled $10.6 million (including $3.9 million in amendment costs on the Credit Facility) and $24.5 million (including $3.9 million in amendment costs on the Credit Facility), general and administrative expenses totaled $1.6 million and $4.8 million and provision for taxes totaled $0.4 million and $1.3 million, respectively. This compares to expenses for the three and nine months ended June 30, 2016, which totaled $17.7 million and $54.5 million, respectively. Base management fee for the same periods totaled $5.2 million (after a base management fee waiver of $1.0 million) and $15.8 million (after a base management fee waiver of $3.0 million), incentive fee totaled $3.4 million (after an incentive fee waiver of $0.6 million) and $10.6 million (after an incentive fee waiver of $2.0 million), debt related interest and expenses totaled $7.0 million and $20.7 million, general and administrative expenses totaled $1.7 million and $5.4 million and provision for taxes totaled $0.4 million and $2.0 million, respectively. The increase in expenses when comparing the three months ended June 30, 2017 to the same period in the prior year was primarily due to amendment costs on the Credit Facility. The decrease in expenses when comparing the nine months ended June 30, 2017 to the same period in the prior year was primarily due to lower incentive fees and general and administrative expenses.

Net Investment Income

Net investment income totaled $12.5 million and $43.7 million, or $0.18 and $0.61 per share, for the three and nine months ended June 30, 2017, respectively. Core net investment income, a non-GAAP financial measure, totaled $16.3 million and $47.5 million, or $0.23 and $0.67 per share for the three and nine months ended June 30, 2017. Net investment income totaled $17.8 million and $55.5 million, or $0.25 and $0.77 per share, for the three and nine months ended June 30, 2016, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2017 totaled $199.1 million and $465.4 million, respectively, and realized gains (losses) totaled $10.1 million and $(30.8) million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2016 totaled $103.1 million and $304.1 million, respectively, and realized losses totaled $45.5 million and $82.1 million, respectively. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three and nine months ended June 30, 2017, we reported a net change in unrealized (depreciation) appreciation on investments of $(1.7) million and $43.8 million, respectively. For the three and nine months ended June 30, 2016, we reported a net change in unrealized appreciation on investments of $58.0 million and $2.1 million, respectively. As of June 30, 2017 and September 30, 2016, our net unrealized depreciation on investments totaled $56.4 million and $100.3 million, respectively. The net change in unrealized (depreciation) appreciation on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) of investments that were realized.

For the three and nine months ended June 30, 2017, we reported a net change in unrealized appreciation on our Credit Facility and our 4.50% notes due 2019, or 2019 Notes, of $2.1 million and $2.4 million, respectively. For the three and nine months ended June 30, 2016, we reported a net change in unrealized (appreciation) depreciation on our Credit Facility, 2019 Notes and 6.25% notes due 2025, or 2025 Notes, of $(2.4) million and $15.6 million, respectively. The change compared with the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $18.8 million and $54.3 million, or $0.26 and $0.77 per share, for the three and nine months ended June 30, 2017, respectively. This compares to a net change in net assets resulting from operations of $27.8 million and $(9.0) million, or $0.39 and $(0.12) per share, for the three and nine months ended June 30, 2016, respectively. The decrease/increase in the net change in net assets from operations compared with the same periods in the prior year reflects the change in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

Our annualized weighted average cost of debt for the nine months ended June 30, 2017 and 2016, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, amortized upfront fees on Small Business Administration, or SBA, debentures and debt issuance costs, was 4.99% and 4.36%, respectively.

On May 25, 2017, we amended and restated our multi-currency Credit Facility to, among other things, extend the final maturity date from June 25, 2019 to May 25, 2022, adjust the size of the Credit Facility from $545 million to $445 million and increased the size of the accordion provision to permit increases to the Credit Facility up to $750 million if certain conditions are satisfied and to include certain restrictions on the borrowing base with respect to investments located in certain countries and equity interests. This multi-currency Credit Facility is with certain lenders and SunTrust Bank, acting as administrative agent, and JPMorgan Chase Bank, N.A., acting as syndication agent for the lenders.

As of June 30, 2017 and September 30, 2016, there was $82.1 million and $50.3 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.45% and 2.76%, as of June 30, 2017 and September 30, 2016, respectively, excluding the undrawn commitment fees of 0.375%. The Credit Facility is a five-year revolving facility with a stated maturity date of May 25, 2022, with a one-year term-out period following its fourth year and pricing set at 225 basis points over LIBOR. As of June 30, 2017 and September 30, 2016, we had $362.9 million and $494.7 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of June 30, 2017 and September 30, 2016, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding, with a fixed interest rate of 4.50% per year. As of June 30, 2017 and September 30, 2016, we had zero and $71.3 million, respectively, in aggregate principal amount of 2025 Notes outstanding, with a fixed interest rate of 6.25% per year. On June 29, 2017, the 2025 Notes were redeemed. The 2025 Notes had been scheduled to mature on February 1, 2025. As of June 30, 2017 and September 30, 2016, our SBIC Funds had $225.0 million in debt commitments, of which $225.0 million and $197.5 million was drawn, respectively.

At June 30, 2017 and September 30, 2016, we had cash and cash equivalents of $103.2 million and $75.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $92.2 million for the nine months ended June 30, 2017, and our financing activities used cash of $65.2 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to redeem our 2025 Notes.

Our operating activities provided cash of $34.2 million for the nine months ended June 30, 2016, and our financing activities used cash of $46.0 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily for our stock repurchase plan.

DISTRIBUTIONS

During the three and nine months ended June 30, 2017, we declared distributions of $0.18 and $0.64 per share, respectively, for total distributions of $12.8 million and $45.5 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $19.9 million and $59.9 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2017	September 30, 2016
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$772,411,106 and $805,189,545, respectively)	$788,252,925	$813,467,491
Non-controlled, affiliated investments (cost—$183,090,652 and $262,476,906, respectively)	185,505,287	215,192,547
Controlled, affiliated investments (cost—$199,972,502 and $186,290,695, respectively)	125,166,048	125,019,637
Total of investments (cost—$1,155,474,260 and $1,253,957,146, respectively)	1,098,924,260	1,153,679,675
Cash and cash equivalents (cost—$103,099,629 and $75,617,133, respectively)	103,196,132	75,608,113
Interest receivable	7,899,440	7,032,858
Receivable for investments sold	12,478,824	—
Prepaid expenses and other assets	5,150,297	2,615,232
Total assets	1,227,648,953	1,238,935,878
Liabilities
Distributions payable	12,790,950	19,897,034
Credit Facility payable (cost—$82,105,300 and $50,339,700, respectively)	75,908,513	39,551,187
2019 Notes payable (par—$250,000,000)	253,375,000	254,175,000
2025 Notes payable (par—zero and $71,250,000, respectively)	—	72,618,000
SBA debentures payable, net (par—$225,000,000 and $197,500,000, respectively)	220,590,278	193,244,534
Base management fee payable, net	4,907,784	5,074,830
Performance-based incentive fee payable, net	1,140,859	2,865,444
Interest payable on debt	5,962,316	7,520,113
Accrued other expenses	797,471	622,880
Total liabilities	575,473,171	595,569,022
Commitments and contingencies
Net assets
Common stock, 71,060,836 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	71,061	71,061
Paid-in capital in excess of par value	819,983,676	819,983,676
Undistributed net investment income	1,310,399	3,119,380
Accumulated net realized loss on investments	(115,562,130)	(84,771,820)
Net unrealized depreciation on investments	(56,449,011)	(100,280,954)
Net unrealized depreciation on debt	2,821,787	5,245,513
Total net assets	$652,175,782	$643,366,856
Total liabilities and net assets	$1,227,648,953	$1,238,935,878
Net asset value per share	$9.18	$9.05

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$21,366,729	$26,432,244	$67,329,174	$81,300,064
Other income	946,587	2,151,427	4,614,740	9,679,096
From non-controlled, affiliated investments:
Interest	3,750,616	3,458,232	12,416,683	8,956,381
Other income	1,587,435	61,094	1,609,935	80,521
From controlled, affiliated investments:
Interest	3,432,952	3,436,797	10,697,690	9,895,449
Total investment income	31,084,319	35,539,794	96,668,222	109,911,511
Expenses:
Base management fee	5,842,601	6,190,579	18,449,890	18,811,434
Performance-based incentive fee	1,358,165	4,039,292	8,375,564	12,607,547
Interest and expenses on debt	6,723,980	7,005,077	20,638,611	20,674,327
Administrative services expenses	894,000	898,167	2,682,000	2,666,167
Other general and administrative expenses	665,653	899,508	2,002,643	2,721,700
Expenses before Management Fees waiver and provision for taxes	15,484,399	19,032,623	52,148,708	57,481,175
Management Fees waiver	(1,152,123)	(1,636,779)	(4,292,073)	(5,027,041)
Provision for taxes	425,000	350,000	1,275,000	2,000,000
Credit Facility amendment costs	3,866,633	—	3,866,633	—
Net expenses	18,623,909	17,745,844	52,998,268	54,454,134
Net investment income	12,460,410	17,793,950	43,669,954	55,457,377
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments	10,147,761	(45,507,467)	(30,790,310)	(82,092,448)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(5,731,239)	50,184,115	7,625,092	27,230,048
Non-controlled and controlled, affiliated investments	4,039,995	7,770,408	36,206,851	(25,134,320)
Debt (appreciation) depreciation	(2,137,862)	(2,408,132)	(2,423,726)	15,566,671
Net change in unrealized (depreciation) appreciation on investments and debt	(3,829,106)	55,546,391	41,408,217	17,662,399
Net realized and unrealized gain (loss) from investments and debt	6,318,655	10,038,924	10,617,907	(64,430,049)
Net increase (decrease) in net assets resulting from operations	$18,779,065	$27,832,874	$54,287,861	$(8,972,672)
Net increase (decrease) in net assets resulting from operations per common share	$0.26	$0.39	$0.77	$(0.12)
Net investment income per common share	$0.18	$0.25	$0.61	$0.77

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market companies in the form of senior secured debt, mezzanine debt and, to a lesser extent, equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com